Exhibit 5.1








                                  May 24, 1999


PLM International, Inc.
One Market
Steuart Street Tower, Suite 800
San Francisco, California  94105-1301




                           Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         I am Vice President and General Counsel to PLM International, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") of the Company to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance by the Company of up to 820,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), issuable under the PLM International, Inc. 1998 Management Stock Compensation Plan, as amended and the PLM International, Inc. Directors' 1995 Nonqualified Stock Option Plan, as amended (such plans, collectively, the "Plans").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

         In connection with this opinion, I have examined (i) the Registration Statement as proposed to be filed with the Commission, (ii) the Plans, (iii) the Certificate of Incorporation and the By-laws of the Company, in each case as amended to the date hereof, (iv) the form of certificate representing the Shares and (vi) such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents as I have considered necessary or appropriate as a basis for the opinion set forth below.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

         I am admitted to the bar of the State of California and I express no opinion as to the laws of any other jurisdiction, except for the federal laws of the United States of America and the General Corporation Law of the State of Delaware to the extent specifically referred to herein.

         Based upon the foregoing and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming (i) the valid issuance of options pursuant to the Plans, (ii) the conformity of the certificates representing the Shares to the form thereof examined by me and (iii) the due execution and countersignature of such certificates, I am of the opinion that the Shares, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         For purposes of this opinion, I have assumed that, prior to the issuance of any of the Shares, (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective;
(ii) the exercise price of the Shares issued under the Plans will not be less than the par value of such Shares at the time of issuance; (iii) there will be no agreements, indentures, mortgages, deeds of trust or instruments that affect the ability of the Company to issue the Shares; and (iv) certificates representing the Shares will be manually signed by an authorized officer of the transfer agent for the Common Stock and will be registered by the registrar for the Common Stock.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                               Very truly yours,


                               /s/ Susan C. Santo
                               -------------------------------------
                               Susan C. Santo
                               Vice President and General Counsel